Exhibit 1.2
QWEST CORPORATION
PRICE DETERMINATION AGREEMENT
June 1, 2011
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters
c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

UBS Securities LLC 677 Washington Blvd. Stamford, Connecticut 06901

Wells Fargo Securities, LLC 301 South College Street, 6th Floor Charlotte, North Carolina 28288
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement, dated June 1, 2011 (the “Underwriting Agreement”), between Qwest Corporation, a Colorado corporation (the “Company”), and the several Underwriters named in Schedule I thereto (the “Underwriters”).

     The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $575,000,000 aggregate principal amount of the Company’s 7.375% Notes due 2051 (the “Initial Securities”) to be issued pursuant to an Indenture dated as of October 15, 1999, between the Company (formerly known as US WEST Communications, Inc.) and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company), as amended and supplemented to the date hereof, and as will be further supplemented by the Seventh Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, dated as of June 8, 2011 relating to the Securities (as defined herein). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.
     For all purposes of the Underwriting Agreement, “Time of Sale” means 1:00 p.m. (New York City time) on the date of this Price Determination Agreement.
     Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the several Underwriters that the purchase price for the Initial Securities to be paid by the several Underwriters shall be 96.85% of the aggregate principal amount of the Initial Securities set forth opposite the names of the Underwriters in Schedule I attached thereto; provided that such purchase price will be 98.00% of the aggregate principal amount of the Initial Securities sold by the Underwriters to certain institutions. In addition, pursuant to Section 1(c) of the Underwriting Agreement, the Company hereby grants to the Underwriters an option to purchase up to an additional $86,250,000 aggregate principal amount of the Company’s 7.375% Notes due 2051 (the “Option Securities” and, together with the Initial Securities, the “Securities”).
     The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.
     THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
     This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours, QWEST CORPORATION
By:	/s/ G. Clay Bailey
	Name:	G. Clay Bailey
	Title:	Senior Vice President and Treasurer

Confirmed as of the date first above mentioned:
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
By: BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

By: MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By: UBS SECURITIES LLC

By:	/s/ John Doherty
	Name:	John Doherty
	Title:	Managing Director

By:	/s/ Brendan Byrne
	Name:	Brendan Byrne
	Title:	Associate Director

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director